Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
MarineMax, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-221933) on Form S-3 and (No. 333‑141657, 333‑83332, 333‑63307, 333‑156358, 333‑177019, 333‑218563 and 333‑218566) on Form S-8 of MarineMax, Inc. and subsidiaries of our reports dated November 29, 2018, with respect to the consolidated balance sheets of MarineMax, Inc. and subsidiaries as of September 30, 2018 and 2017, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of September 30, 2018, which reports appear in the September 30, 2018 annual report on Form 10‑K of MarineMax, Inc.

/s/ KPMG LLP

Tampa, Florida

November 29, 2018

Certified Public Accountants